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WARRANT NO. _______


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           THE MED-DESIGN CORPORATION


         This certifies that, FOR VALUE RECEIVED, LAWRENCE D. ELLIS (the "Grantee") is entitled to purchase, subject to the provisions of this Warrant, from The Med-Design Corporation, a Delaware Corporation (the "Company") Sixty Six Thousand (66,000) fully paid, validly issued and nonassessable shares of common stock , $.01 par value per share (the "Common Stock"), of the Company (the "Warrant Shares") at a price of $11.875 per share (the "Exercise Price").

1. Grant of Warrant. Subject to the terms and conditions set forth in this Agreement and in the Employment Agreement dated as of April 25, 2000 by and between the Company, Med-Design Research and Lawrence D. Ellis (the "Employment Agreement"), the Company hereby grants to the Grantee a warrant (the "Warrant") to purchase 66,000 shares of Common Stock at an exercise price of $11.875 per share. The Warrant shall become exercisable according to Paragraphs 2 and 5 below.

2. Exercisability of Warrant. The Warrant shall become exercisable on the following dates:

               Date                 Shares for Which the Warrant is Exercisable
               ----                 -------------------------------------------
          April 25, 2000                            33,000
          April 25, 2001                            33,000

The exercisability of the Warrant is cumulative. In the event the Company shall at any time subdivide, combine or reclassify the outstanding shares of Common Stock, the number of Warrant Shares subject to this Warrant shall be adjusted accordingly and the exercise price shall forthwith be proportionately decreased in the case of a subdivision or increased in the case of a combination.

3. Term of Warrant. The Warrant shall terminate on April 25, 2005. The Warrant shall automatically terminate upon Grantee being terminated for cause (as defined in the Employment Agreement) or upon Grantee voluntarily terminating his employment with the Company.

4. Exercise Procedures.

         (a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the Warrant by delivering to the Company this Warrant with the Notice of Exercise form annexed hereto, duly executed,


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specifying the number of Warrant Shares as to which the Warrant is to be exercised, together with the exercise price in cash.

         (b) The obligation of the Company to deliver Warrant Shares upon exercise of the Warrant shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Warrant after the Grantee's death) represent that the Grantee is purchasing Warrant Shares for the Grantee's own account and not with a view to or for sale in connection with any distribution of the Warrant Shares, or such other representation as the Board deems appropriate. All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable. Subject to Board approval, the Grantee may elect to satisfy any income tax withholding obligation of the Company with respect to the Warrant by having Warrant Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant.

6. Change of Control or Death. Unless this Warrant shall have been terminated as of an earlier time, upon a Change of Control or the Grantee's death, the Warrant shall automatically accelerate and become fully exercisable.

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) (other than persons who are shareholders on the effective date of this Agreement) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

         (b) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

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7. Restrictions on Exercise. Only the Grantee may exercise the Warrant during the Grantee's lifetime and, after the Grantee's death, the Warrant shall be exercisable solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Warrant by will or by the laws of descent and distribution, to the extent that the Warrant is exercisable pursuant to this Agreement.

8. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee's rights in the event of the Grantee's death, shall have any of the rights and privileges of a shareholder with respect to the Warrant Shares subject to the Warrant, until certificates for Warrant Shares have been issued upon the exercise of the Warrant.

9. Assignment and Transfers. The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Warrant or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Warrant by notice to the Grantee, and the Warrant and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company's parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee's consent.

10 Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11 Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Executive Officer at Med-Design Corporation, 2810 Bunsen Avenue Ventura, California 93003, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service. All notices given in accordance herewith shall be deemed given (i) on the date of delivery, if hand delivered, (ii) on the date of receipt, if telecopied, (iii) three business days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (iv) one business day after the date of sending, if sent by Federal Express or other recognized overnight courier.


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                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and its corporate seal to be affixed hereto.


                  Dated:  April 25, 2000



                                            THE MED-DESIGN CORPORATION


(CORPORATE SEAL)                            By: ______________________________
                                            Name:  ___________________________
                                            Title:  __________________________


ATTEST:


-------------------------
Secretary



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                               NOTICE OF EXERCISE


                  The undersigned registered holder or assignee of such registered holder of the within Warrant, hereby elects to purchase ___________ Warrant Shares that the undersigned is entitled to purchase under the terms of the within Warrant, and tenders herewith payment therefor in full. Such shares shall be issued in the name of the undersigned or as otherwise specified below:

                     --------------------------------------
                                     (Name)


                     --------------------------------------
                                    (Address)

                  If the shares issuable upon exercise do not constitute all shares issuable as provided in the within Warrant, a new warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder shall be issued in the name of the undersigned.



Dated: ________________, 200_                  By: ________________________
                                                         (Signature)